As filed with the Securities and Exchange Commission on July 16, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3203193 (I.R.S. Employer Identification No.)

3005 First Avenue
Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)

Dendreon Corporation 2009 Equity Incentive Plan
(Full title of the plan)

Richard F. Hamm, Jr.
Senior Vice President and General Counsel
Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(Name and address of agent for service)
(206) 256-4545
(Telephone number, including area code, of agent for service)
Copy to:
Christopher M. Kelly
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Tel: (216) 586-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Common Stock, $.001 par value, including related rights to purchase Series A Junior Participating Preferred Stock	13,200,000	$23.26	$307,032,000	$17,132.39

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Dendreon Corporation 2009 Equity Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding Common Stock, and including related rights to purchase Series A Junior Participating Preferred Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     We will send or give the documents containing the information required by Part I of Form S-8 to participants in the Dendreon Corporation 2009 Equity Incentive Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by us with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this registration statement as of their respective dates of filing:
•	The description of our common stock set forth in our Registration Statement on Form S-1, which was filed with the SEC on March 8, 2000 (File No. 333-31920);

•	The description of our Series A Junior Participating Preferred Stock set forth in our Current Report on Form 8-K, as filed with the SEC on September 25, 2002 (File No. 000-30681), and in Exhibit 4.1 thereto;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 3, 2009 (File No. 000-30681), including certain information incorporated by reference from our Definitive Proxy Statement on Schedule 14A for our 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2009;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2009, as filed with the SEC on May 6, 2009 (File No. 000-30681); and

•	Our Current Reports on Form 8-K, as filed with the SEC on February 11, 2009, April 14, 2009, April 22, 2009, May 1, 2009, May 5, 2009, May 11, 2009, May 13, 2009, June 16, 2009 and June 22, 2009, respectively (File No. 000-30681).
      These filings are available, at no cost, by writing or telephoning us at the following address:
Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations
     All documents that we file after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
              Not applicable.
Item 5. Interests of Named Experts and Counsel.
              Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers.
Item 7. Exemption from Registration Claimed.
              Not applicable.
Item 8. Exhibits.
              (a) See Exhibit Index following the signature page hereof.

Exhibit
Number	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(2)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(3)

4.4	Amended and Restated Bylaws of the Registrant.(4)

4.5	Specimen Common Stock certificate.(5)

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock.(6)

4.7	Rights Agreement between the Registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002.(7)

Exhibit
Number	Description of Exhibits
4.8	Form of Right Certificate.(8)

5.1	Opinion of Jones Day.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page hereto).

99.1	Dendreon Corporation 2009 Equity Incentive Plan.*

*	Filed herewith.

(1)	Filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (File No. 000-30681) and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 13, 2005 (File No. 000-30681) and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 16, 2009 (File No. 000-30681) and incorporated herein by reference.

(4)	Filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 8, 2008 (File No. 000-30681) and incorporated herein by reference.

(5)	Filed as Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-31920) and incorporated herein by reference.

(6)	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(7)	Filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(8)	Filed as Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington on this 16th day of July 2009.

Dendreon Corporation:
By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell H. Gold, M.D. and Richard F. Hamm, Jr., and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D. Mitchell H. Gold, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2009

/s/ Gregory T. Schiffman Gregory T. Schiffman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 16, 2009

/s/ Gregory R. Cox Gregory R. Cox	Principal Accounting Officer	July 16, 2009

Richard B. Brewer	Director	July 16, 2009

/s/ Susan B. Bayh Susan B. Bayh	Director	July 16, 2009

/s/ Gerardo Canet Gerardo Canet	Director	July 16, 2009

Bogdan Dziurzynski, D.P.A.	Director	July 16, 2009

/s/ David L. Urdal, Ph.D. David L. Urdal, Ph.D.	Director	July 16, 2009

/s/ Douglas G. Watson Douglas G. Watson	Director	July 16, 2009

EXHIBIT INDEX
EXHIBITS

Exhibit
Number	Description of Exhibits
4.1	Amended and Restated Certificate of Incorporation of the Registrant.(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(2)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.(3)

4.4	Amended and Restated Bylaws of the Registrant.(4)

4.5	Specimen Common Stock certificate.(5)

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock.(6)

4.7	Rights Agreement between the Registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002.(7)

4.8	Form of Right Certificate.(8)

5.1	Opinion of Jones Day.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page hereto).

99.1	Dendreon Corporation 2009 Equity Incentive Plan.*

*	Filed herewith.

(1)	Filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (File No. 000-30681) and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 13, 2005 (File No. 000-30681) and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 16, 2009 (File No. 000-30681) and incorporated herein by reference.

(4)	Filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on December 8, 2008 (File No. 000-30681) and incorporated herein by reference.

(5)	Filed as Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-31920) and incorporated herein by reference.

(6)	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(7)	Filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(8)	Filed as Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.